AMENDED EXPENSE REIMBURSEMENT, FEE WAIVER AND RECOVERY AGREEMENT

      THIS EXPENSE REIMBURSEMENT, FEE WAIVER AND RECOVERY AGREEMENT (this "Agreement") is entered into between First Trust Exchange-Traded Fund, a Massachusetts business trust (the "Trust"), and First Trust Advisors L.P., an Illinois limited partnership ("FTA"), as of December 6, 2010, as amended on April 18, 2019.

                                   RECITALS:

       A. WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), comprised of various exchange-traded funds (each, a "Fund," and, collectively, the "Funds") set forth on Exhibit A attached hereto, which may be amended from time to time. Each Fund constitutes a separate exchange-traded fund with its own investment objectives and policies.

       B. WHEREAS, FTA is the investment adviser to the Funds and is responsible for the selection and ongoing monitoring of the securities in the Funds' portfolios and certain other services necessary for the management of the Funds and is paid an annual management fee by the Funds.

       C. WHEREAS, the Trust and FTA have entered into an expense reimbursement, fee waiver, and recovery agreement dated March 12, 2007, as extended from time to time (the "Prior Expense Reimbursement Agreement") pursuant to which FTA agreed to waive management fees and reimburse certain expenses to prevent a Fund's expense ratio from exceeding a particular expense cap for a term provided therein.

       D. WHEREAS, Section 5 of the Prior Expense Reimbursement Agreement provided that FTA may recover a portion of the amount it reimbursed a Fund for up to three years from the date the fee or expense was incurred during the Expense Cap Term (as defined therein) to the extent such restitution would not cause a Fund to exceed the specified expense cap. The obligations in Section 5 of the Prior Expense Reimbursement Agreement survive the termination of such agreement.

       E. WHEREAS, the Prior Expense Reimbursement Agreement shall terminate immediately with respect to a Fund in the event that the investment advisory agreement between such Fund and FTA (the "Advisory Agreement") is either terminated for any reason or not renewed by the Board of Trustees.

       F. WHEREAS, the Advisory Agreement is anticipated to automatically terminate in connection with a change of control of FTA and cause the Prior Expense Reimbursement Agreement to terminate pursuant to Section 5 thereof.

       G. WHEREAS, FTA proposes to continue to waive management fees and reimburse certain expenses to prevent a Fund's Expense Ratio (as defined below) from exceeding a particular expense cap and to retain its ability to seek restitution for any fees waived during the Recovery Period (as defined below) (including fees for which FTA would be eligible for restitution under Section 5 of the Prior Expense Reimbursement Agreement).

      NOW, THEREFORE, IN CONSIDERATION of the foregoing facts and other good and valuable consideration, the parties hereto hereby agree as follows:

      Section 1. Definitions. The following terms shall have the following definitions in this Agreement:

      "Expense Ratio" is defined as a Fund's annual investment management fees and expenses (excluding taxes, interest, all brokerage commissions, other normal charges incident to the purchase and sale of portfolio securities, and extraordinary expenses) as a percentage of such Fund's daily net asset value.

      "Expense Cap" shall be equal to an Expense Ratio for the Funds as set forth on Exhibit A.

       Section 2. Waiver of Fees and Reimbursement of Expenses. On a Fund by Fund basis, FTA will waive investment management fees payable to it by a Fund and/or reimburse a Fund for other expenses borne by such Fund up to such Fund's respective Expense Cap set forth in Exhibit A for the term set forth in Exhibit A (the "Expense Cap Term"), subject to FTA's right to recover such fees and expenses set forth in Section 3. The aggregate amount of investment management fees waived and expenses reimbursed for a Fund from time to time under this Agreement for a particular Fund shall collectively be referred to as the "Reimbursed Amount." The Reimbursed Amount shall be accrued and paid on a monthly basis for each Fund but calculated and settled on an annual fiscal year basis.

       Section 3. Recovery. To the extent that the Expense Ratio of a particular Fund is less than such Fund's applicable Expense Cap, FTA may recover a portion of the Reimbursed Amount for such Fund equal to the amount of the Expense Cap less the actual Expense Ratio for such Fund (the "Recovered Amount") for up to three (3) years from the date the fee or expense was incurred during the Expense Cap Term (the "Recovery Period"). The Recovered Amount shall be accrued and paid on a monthly basis for each Fund but calculated and settled on an annual fiscal year basis. Under no circumstances, however, will FTA be eligible to recover any of the Reimbursed Amount if such recovery would cause the Expense Ratio for a particular Fund to exceed (i) such Fund's Expense Cap for the most recent fiscal year for which the Expense Cap was in place, (ii) such Fund's Expense Cap in place at the time the fees were waived, or (iii) such Fund's current Expense Cap. Notwithstanding anything to the contrary herein, the obligations set forth in this Section 3 shall survive any termination of this Agreement as contemplated in Section 5.

       Section 4. FTA's fund accounting department shall develop and maintain appropriate internal accounting policies and procedures to monitor and calculate the Reimbursed Amount and the Recovered Amount on a monthly basis for each Fund.

       Section 5. Term and Continuation. This Agreement shall be effective on the date provided on Exhibit A (the "Effective Date") for each respective Fund. This Agreement shall continue in effect for each respective Fund until the end of such Fund's Recovery Period unless the Agreement is continued for additional periods as agreed to by the parties. This Agreement may be terminated by the Trust on behalf of a Fund at any time and by FTA after the expiration of the Expense Cap Term of a particular Fund upon sixty (60) days' written notice to the other party. Notwithstanding the foregoing, this Agreement shall terminate immediately with respect to a Fund in the event that the investment advisory agreement between such Fund and FTA is either (i) terminated for any reason or
(ii) not renewed by the Board of Trustees.

       Section 6. Notices. Any notice shall be sufficient when sent by registered or certified mail to the other party at the address of such party, set forth below such party's signature on this Agreement.

       Section 7. Entire Agreement; Amendments. This Agreement supersedes and abrogates all prior understandings, communications and agreements (whether written or oral) between the parties with respect to the subject matter hereof, and this Agreement constitutes the entire agreement between the parties with respect to such subject matter. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto. No assignment by either party shall be of any force except with the prior written consent of the other party.

       Section 8. Governing Law; Miscellaneous. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois (without regard to principles of law), including all matters of construction, validity, and performance; provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation of the Securities and Exchange Commission. If any provision of this Agreement shall be held or made invalid by a court's decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. The captions in this Agreement are included for convenience only and in no way define any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

FIRST TRUST ADVISORS L.P.                   FIRST TRUST EXCHANGE-TRADED FUND


By /s/ James A. Bowen                       By /s/ James M. Dykas
_______________________________________     ________________________________
James A. Bowen, Chief Executive Officer     James M. Dykas, President


Address: First Trust Advisors L.P.          Address: First Trust Advisors L.P.
         120 E. Liberty Drive                        120 E. Liberty Drive
         Suite 400                                   Suite 400
         Wheaton, Illinois  60187                    Wheaton, Illinois  60187
         Fax: (630) 517-7437                         Fax: (630) 517-7437
         Attention: W. Scott Jardine                 Attention: W. Scott Jardine

                                   EXHIBIT A

----------------------------------------------------------- -------------------- ---------------------- --------------------
NAME OF FUND                                                    EXPENSE CAP          EFFECTIVE DATE       EXPENSE CAP TERM
                                                              (OF AVERAGE NET
                                                                  ASSETS)
----------------------------------------------------------- -------------------- ---------------------- --------------------
First Trust Dow Jones Select MicroCap Index(SM) Fund               0.60%            December 6, 2010       April 30, 2020
----------------------------------------------------------- -------------------- ---------------------- --------------------
First Trust Morningstar(R) Dividend Leaders(SM) Index Fund         0.45%            December 20, 2010      April 30, 2020
----------------------------------------------------------- -------------------- ---------------------- --------------------
First Trust Nasdaq-100 Equal Weighted Index(SM) Fund               0.60%            December 6, 2010       April 30, 2020
----------------------------------------------------------- -------------------- ---------------------- --------------------
First Trust Nasdaq-100 Technology Sector Index(SM) Fund            0.60%            December 6, 2010       April 30, 2020
----------------------------------------------------------- -------------------- ---------------------- --------------------
First Trust US Equity Opportunities ETF                            0.60%            January 3, 2011        April 30, 2020
----------------------------------------------------------- -------------------- ---------------------- --------------------
First Trust NYSE Arca Biotechnology Index Fund                     0.60%            January 3, 2011        April 30, 2020
----------------------------------------------------------- -------------------- ---------------------- --------------------
First Trust Capital Strength ETF                                   0.65%            January 3, 2011        April 30, 2020
----------------------------------------------------------- -------------------- ---------------------- --------------------
First Trust Dow Jones Internet Index(SM) Fund                      0.60%            December 6, 2010       April 30, 2020
----------------------------------------------------------- -------------------- ---------------------- --------------------
First Trust Nasdaq-100 ex-Technology Sector Index(SM) Fund         0.60%            December 6, 2010       April 30, 2020
----------------------------------------------------------- -------------------- ---------------------- --------------------
First Trust Nasdaq(R) Clean Edge(R) Green Energy Index Fund        0.60%            January 3, 2011        April 30, 2020
----------------------------------------------------------- -------------------- ---------------------- --------------------
First Trust Total US Market AlphaDEX ETF                           0.70%            December 6, 2010       April 30, 2020
----------------------------------------------------------- -------------------- ---------------------- --------------------
First Trust Value Line(R) Dividend Index Fund                      0.70%            January 3, 2011        April 30, 2020
----------------------------------------------------------- -------------------- ---------------------- --------------------
First Trust S&P REIT Index Fund                                    0.50%            December 6, 2010       April 30, 2020
----------------------------------------------------------- -------------------- ---------------------- --------------------
First Trust Natural Gas ETF                                        0.60%            January 20, 2011       April 30, 2020
----------------------------------------------------------- -------------------- ---------------------- --------------------
First Trust Water ETF                                              0.60%            December 6, 2010       April 30, 2020
----------------------------------------------------------- -------------------- ---------------------- --------------------
First Trust Chindia ETF                                            0.60%            January 3, 2011        April 30, 2020
----------------------------------------------------------- -------------------- ---------------------- --------------------
First Trust Value Line(R) 100 Exchange-Traded Fund                 0.70%            January 3, 2011        April 30, 2020
----------------------------------------------------------- -------------------- ---------------------- --------------------
First Trust Nasdaq(R) ABA Community Bank Index Fund                0.60%            January 3, 2011        April 30, 2020
----------------------------------------------------------- -------------------- ---------------------- --------------------